LETTER OF INTENT

This Letter of Intent (Letter) between Thermaltec International, Corp. (TTI), with its principal place of business at 68A Lamar Street, West Babylon, New York 11704 and High Velocity Technology (HVT) with its principal place of business at Lebanon, New Hampshire is intended to confirm the parties' recent discussion with the proposed exchange of shares between TTI and HVT.

TTI and HVT intend to take the following actions:

TTI intends:

     o Selling price to be paid for the issued and outstanding shares of HVT will be affected by the issuance of 150,000 shares of TTI stock and the providing of all working capital.

     o On closing $50,000 cash will be paid to Rob Lalumiere. 120 days after closing an additional $50,000 will be paid.

     o TTI will provide necessary expansion and operating capital in stages as needed.

     o There will be a stock option plan for HVT employees in compliance with any TTI stock option plan set up.

     o   HVT will be spun off as an IPO when conditions are conducive to do so.

     o Rob Lalumiere may sell at his choice, the Steam Generation Corporation to TTI for not more than 50,000 shares.

HVT intends:

     o   HVT will be  merged  into  TTI.  Rob  Lalumiere  will be CEO of the HVT
         Division.

     o All decisions that affect the HVT side of the business will be made by Rob Lalumiere.

                                LETTER OF INTENT

This Letter of Intent (Letter) between Thermaltec International, Corp. (TTI), with its principal place of business at 68A Lamar Street, West Babylon, New York 11704 and Viaplex Communications, Inc. (VCI), with its principal place of business at 90 William Street, New York, NY 10038 is intended to confirm the parties' recent discussion with the proposed exchange of shares between TTI and VCI.

TTI and VCI intend to take the following actions:

TTI intends:

     o Selling price to be paid for the issued and outstanding shares of VCI will be affected by the issuance of 80,000 shares of TTI stock and the providing of all working capital.

     o There will be a performance incentive to issue an additional 20,000 shares of stock for every additional $1,000,000 in revenue.

     o TTI will provide necessary expansion and operating capital in stages as needed.

     o There will be a stock option plan for Viaplex employees in compliance with any TTI stock option plan set up.

     o The Viaplex Division will be spun off as an IPO when conditions are conducive to do so.

VCI intends:

     o VCI will be merged into TTI. Ron Wiggins will be CEO of the Viaplex Division.

     o All decisions that affect the Viaplex side of the business will be made by Ron Wiggins.

     o The Viaplex Division will remain intact and all parties will work toward expanding the Viaplex operation.


/s/ Andrew B. Mazzone                               /s/ Ron Wiggins
-----------------------------------                 ----------------------------
Andrew B. Mazzone                                   Ron Wiggins
For Thermaltec International, Corp.                 Viaplex Communications, Inc.


Date: 2/4/00                                        Date: 2/4/00

     o The HVT Division will remain intact and all parties will work toward expanding the HVT operation.

     o   Subject to traditional due diligence


/s/ Andrew B. Mazzone                                /s/ Rob Lalumiere
-----------------------------------                 ----------------------------
Andrew B. Mazzone                                    Rob Lalumiere
For Thermaltec International, Corp.                  High Velocity Technology


Date: 2/3/2000                                       Date: Feb. 3/2000

                           Edge Management, Inc./TTI

                                   NEXT STEPS

AM            Fund raising by AM                                                             2/15

FV/TK         Get a copy of QB 1999 data                                                     2/7

TK            Need analysis of: cash requirements                                            2/14
              Operations                   Insurance & Bonds


              0-50 MM
              50-100 MM
              100-150 MM

DM            Set up model for systems consultants to spec. out operating system.            2/14
              (Internet side plus internals)

AM            Review IT system with Carl Tarabelli.                                          2/29

AM/DM         Meet with Dean Rhoads to review investment of fund.                            2/15

CA/TK         Investigates "head tax state" question relative NY.                            2/10



Legend

AM            Andy
FV            Frank
RK            Tom Klein
DM            Dave
CA            Charles Affatato



                                                           /s/ Andrew B. Mazzone

                                                           /s/ D. Mowrer

                                     1 of 1

The Spirit of the Agreement

1. Selling Price $3,200,000 to be paid for issued and outstanding Edge Management, Inc. stock. This will be effected by the issuance of 400,000 shares of Thermaltec stock currently valued at approximately $3,200,000, and the providing of approximately $2,000,000 in working capital during the next months. The parties agree that actual value paid to Edge constitutes approximately 12.5% effective February 1, 2000, of the total cumulative current value of Thermaltec stock issued at the time of the consummation of this transaction.

2. Thermaltec and Edge Management, Inc. will be merged and will trade under the name of Edge Management.com, or some abbreviated from of that name.

3. The new entity will be comprised of two or more primary divisions, Edge Management, Thermal Coating, and possibly another. Andy will be the Chairman of the Board of the new entity. As chairman, he will have responsibility for IT, Financial Management and Fund raising, David will be the CEO of the PEO Division. The Thermal Coating activities will be managed by Rob La Lumiere. The parties agree that for a period of one year there will be no acquisitions outside the PEO or thermal coating industries, without the unanimous consent of the initial directors or their respective assignees.

4. The initial Board of Directors will consist of Andrew Mazone, Chairman, David R. Mowrer, Thomas R. Klein, Charles R. Affatato, and possibly Robert La Lumiere. Each member of the Board shall appoint a designee to function in his absence or incapacity. The parties agree that David R. Mowrer will be appointed to serve for a period of 5 years as a member of the Board of Directors. David R. Mowrer will take necessary steps to create a testamentary instrument will convey his seat on the Board of Directors for the remainder of his initial term, in the event of his demise prior to the conclusion of his term. This appointment may be made in the alternative, however, the Board must be advised of the individuals appointed so designated.

5. All decisions that affect the PEO side of the business will be made with the concurrence of the initial Board and any other individuals that may become significant shareholders.

6. The PEO side of the new company will remain in tact and all parties will work toward expanding the PEO operations with a goal of reaching 100,000 employees.

7.   This  agreement   contemplates  the   re-acquisition   of  the  Edge  stock
     transferred to Concordia and the Hedge fund and repayment of the note payable to Concordia.

8. David R. Mowrer acknowledges that he is currently in possession of 85% of the issued and outstanding, Edge Stock. He further acknowledges that a portion of the said stock is to be distributed to Janet Russell and Tom Vipperman at some time in the future.

9. All parties agree that a stock option incentive plan for PEO employees and staff, based upon performance, will be implemented. The plan will result in an increase in the


                                     1 of 2
umber of  shares  issued,  however,  the  shares  will be issued in favor of the
individuals   who  are  performing  at  the  highest  levels  and  graduated  on performance.



                                                           /s/ Andrew B. Mazzone

                                                           /s/ D. Mowrer



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